UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 1, 2007

VERIGY LTD.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

Verigy Ltd.

No. 1 Yishun Ave 7

Singapore 768923

(Address of principal executive offices, including zip code)

(+65) 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

CFO Housing Allowance

In connection with Mr. Nikl, Verigy’s Chief Financial Officer, joining Verigy, Verigy agreed that it would reimburse Mr. Nikl for up to $100,000 of relocation expenses in connection with him selling his home and relocating closer to Verigy’s offices in Cupertino, California. On September 28, 2007, the Compensation Committee approved a modification of this arrangement whereby, instead of being entitled to receive a relocation allowance, Verigy agreed that it would reimburse Mr. Nikl for the cost of an apartment near Verigy’s Cupertino offices. The letter agreement between the Company and Mr. Nikl, dated October 1, 2007, which sets forth the modification to the employment offer letter, is filed with this Current Report on Form 8-K and is incorporated by reference in this Item 5.02(e).

 Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Letter Agreement by and between Verigy and Robert Nikl, dated October 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel
Vice President and General Counsel

Date:  October 2, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter Agreement by and between Verigy and Bob Nikl, dated October 1, 2007